UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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- PRESS RELEASE -

Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or –	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ROFIN-SINAR ISSUES A RESPONSE TO SILVERARROW’S

FACTUALLY INACCURATE PRESS RELEASE

Plymouth, MI / Hamburg, Germany, March 14, 2016 – ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI) (“ROFIN” or “the Company”), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions and components, today issued a response to SilverArrow Capital Advisors LLP’s ("SilverArrow”) factually inaccurate and misleading press release issued earlier today.

“SilverArrow’s accusations are a desperate last-minute attempt to distract stockholders from the real issues surrounding this proxy contest: SilverArrow and its nominees lack a credible plan to increase stockholder value at ROFIN, none of its nominees have any industrial laser experience and only one of its nominees was found to be suitable by our Nominating Committee and the proxy advisory firms ISS and Glass Lewis. The press release issued earlier today is rife with factual errors and innuendo and is yet another example of SilverArrow’s lack of judgment and continued effort to mislead stockholders. While we are of course disappointed by the egregious acts of one former employee, ROFIN acted immediately to report the incident to, and has been cooperating closely with, all relevant legal authorities on this matter,” stated Peter Wirth, Chairman of ROFIN’s Board of Directors. “ROFIN’s stockholders need to ask whether individuals who represent SilverArrow and its shallow actions belong on the Board of Directors.”

ROFIN sets the record straight to SilverArrow’s significant inaccuracies and unfounded accusations regarding this issue:

•	Contrary to SAC’s claims, ROFIN reported the incident to law enforcement immediately after discovering the rogue employee’s fraudulent actions and the accused individual was arrested the first working day after returning from vacation. ROFIN has been working in close collaboration with The Crown Prosecution Services as it assembles its criminal case against the accused individual. Following this, ROFIN will determine the appropriate next steps regarding civil lawsuits to seek remedy from all responsible parties and recover the full amount. SilverArrow’s claim that ROFIN

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waited three months before disclosure and pressing charges is entirely false and is a deceitful effort to mislead stockholders.

•	The fraudulent actions by the former employee involved immaterial amounts over a period of time. SilverArrow further exaggerates the incident for its own benefit by inflating the total amount embezzled by this former employee by approximately 25%, based on current law enforcement estimates.
•	ROFIN determined, after consultation with its audit committee, that the matter was immaterial and did not have to be publicly disclosed and its auditors issued an unqualified opinion as it relates to the effectiveness of the Company's internal control over financial reporting as of September 30, 2015.

Consistent with its commitment to corporate governance, ROFIN responded with immediate action and maintained proper disclosure and financial reporting throughout this issue. SilverArrow’s use of factual inaccuracies and effort to frame this matter as a lack transparency is nothing more than a desperate attempt to distract stockholders from the real issue that its own nominees lack the knowledge, experience or character to serve as effective ROFIN directors.

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

ROFIN’s current Board is committed to continuing on its path towards enhanced sustainable value creation for ALL stockholders.

It is important for you to disregard any material sent to you by SilverArrow and to not vote SilverArrow’s green proxy card. We urge you to protect your investment and vote the WHITE proxy card TODAY FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees.

Although we urge stockholders to vote "FOR" all of ROFIN's three highly qualified and experienced nominees on the WHITE proxy card, should stockholders wish to vote for two of ROFIN's nominees as well as one of SilverArrow's nominees, they can effectively split their vote. Should they wish to do so, stockholders should please contact their custodian bank(s) who can provide the proper instructions. Or, stockholders can contact Georgeson, our proxy solicitor, for assistance:

Banks, Brokers and Stockholders Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at: Rofin@georgeson.com

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of

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industrial applications based on a broad scope of technologies. The product portfolio ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as solid-state, fiber, ultrashort pulse and CO2 lasers, as well as diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 55,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including

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guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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